Exhibit 10.1

Execution Copy

FIFTH AMENDMENT AND THIRD FORBEARANCE TO CREDIT AGREEMENT

This FIFTH AMENDMENT AND THIRD FORBEARANCE TO CREDIT AGREEMENT (this “Amendment”), dated as of September 23, 2014, is entered into by and among the undersigned with respect to that certain Credit Agreement, dated as of November 16, 2011, (the “Credit Agreement”) by and among Great Lakes Aviation, Ltd., an Iowa corporation (“Great Lakes”), the financial institutions and other entities that are parties thereto as Lenders, Crystal Financial LLC (in its individual capacity, “Crystal” or “Administrative Agent”) and GB Credit Partners, LLC (formerly known as GB Merchant Partners, LLC, in its individual capacity “GB Credit” or “Collateral Agent”, and together with the Administrative Agent, the “Agents” and each individually an “Agent”).

W I T N E S S E T H:

WHEREAS, the Lenders have extended credit to Great Lakes, pursuant to the terms and subject to the conditions of the Credit Agreement;

WHEREAS, Great Lakes has breached the Credit Agreement in certain respects, as set forth in that certain Third Amendment and Forbearance to Credit Agreement, dated as of April 1, 2014, by and among the parties hereto;

WHEREAS, the parties hereto previously entered into that certain Fourth Amendment and Second Forbearance to Credit Agreement, dated as of May 30, 2014, and the Forbearance Period (as defined therein) expires by its terms on the date hereof;

WHEREAS, Great Lakes has requested that Agents and the Lenders agree to amend the Credit Agreement upon the terms and subject to the conditions set forth herein and agree to continue to forbear from the exercise of rights and remedies with respect to certain breaches of the Credit Agreement as described herein; and

WHEREAS, as an accommodation to Great Lakes, the Agents and the undersigned Lenders (constituting Requisite Lenders) have agreed to amend the Credit Agreement and continue to forbear from the exercise of rights and remedies with respect to certain breaches of the Credit Agreement as described herein, subject in all respects, however, to the terms and the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. In addition, as used herein, the following term shall have the following meaning:

“Fifth Amendment” means that certain Fifth Amendment and Second Forbearance to this Agreement, dated as of September 23, 2014.

“Fifth Amendment Effective Date” means the date on which all of the conditions set forth in Section 5 of this Amendment have been satisfied (or waived by the Requisite Lenders).

2. Amendment to Credit Agreement.

a) Section 1.1(b)(i) of the Credit Agreement is hereby amended by amending and restating paragraph (C) thereof in its entirety as follows:

“(C) Each Term Loan Lender hereby commits, severally and not jointly, subject to the terms and conditions of this Agreement, including without limitation Section 6.3, to lend to Great Lakes from time to time during the Forbearance Period certain term loans (the “Delayed Draw Term Loans”) in an aggregate amount not to exceed the amount set forth beside such Term Loan Lender’s name on Schedule 1 to the Fourth Amendment (such amount, such Lender’s “Delayed Draw Commitments”). Each Delayed Draw Term Loan shall have the same terms as the existing Term Loan, and, once made, shall be deemed to be a part of the Term Loan and constitute Obligations for all purposes under this Agreement and the other Loan Documents, and all references herein and therein to the “Term Loan” shall be deemed to include the each Delayed Draw Term Loan. The Delayed Draw Commitments shall expire and terminate on September 15, 2014, and no Delayed Draw Term Loans shall be permitted to be requested or drawn thereafter.”

b) Section 6.3 of the Credit Agreement is hereby amended by deleting clause (a)(iii) therein and replacing it in its entirety as follows:

“(iii) Great Lakes has failed to deliver, at least three (3) Business Days prior thereto, a written request to each Term Lender stating the proposed funding date (which shall be during the Forbearance Period and no later than September 15, 2014) and the requested amount of the Delayed Draw Term Loans to be funded on such date, which shall be in a minimum amount of $500,000 or an increment of $500,000 in excess thereof;”

3. Forbearance.

a) Acknowledgment of Breach. Great Lakes hereby acknowledges and agrees that (i) it has failed to timely deliver the year-end financials required by Section 4.3(c) of the Credit Agreement on April 1, 2014, (ii) Great Lake and its Subsidiaries, on a consolidated basis, have a Leverage Ratio that exceeds the maximum Leverage Ratio permitted by Section 4.1 of the Credit Agreement for the Fiscal Quarter ending December 31, 2013 and (iii) Great Lakes has delivered audited financial statements for the 2013 Fiscal Year which are qualified by a “going concern” or like qualification, which is a violation of Section 4.3(c) of the Credit Agreement, and, as a result of the items described in clauses (i)-(iii) hereof, Great Lakes has breached the terms of the Credit Agreement (the “Specified Breaches”). Due to the existence of the Specified Breaches, the Administrative Agent, Collateral Agent and the Lenders (the “Secured Parties”) have the ability to exercise their rights and remedies under the Credit Agreement and the other Credit Documents, applicable law or otherwise. Great Lakes represents and warrants that as of the date hereof, it has not breached the Credit Agreement in any respect other than the Specified Breaches. Great Lakes hereby acknowledges and agrees that the Secured Parties have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the other Loan Documents.

b) Forbearance.

i. In reliance upon the representations, warranties and covenants of Great Lakes contained in this Amendment, and subject to the terms and conditions of this Amendment, the Secured Parties agree to forbear from exercising their rights and remedies under the Credit Agreement and the other Credit Documents or applicable law in respect of or arising out of the Specified Breaches until the earliest of (i) December 1, 2014, (ii) the date on which Great Lakes breaches the Credit Agreement in any respect other than the Specified Breaches and (iii) the date on which Great Lakes breaches the Third Amendment, the Fourth Amendment or this Amendment in any respect (including any breach of any covenant set forth in Section 4 below) (the “Forbearance Termination Date”; the period beginning on the Fifth Amendment Effective Date and ending on the Forbearance Termination Date, the “Forbearance Period”). It is acknowledged and agreed by the parties hereto that any covenant in the Third Amendment or Fourth Amendment which refers to the “Forbearance Termination Date” or the “Forbearance Period” shall be deemed to refer to such terms as they are defined and used in this Amendment.

ii. On the Forbearance Termination Date, the agreement of the Secured Parties to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Secured Parties to exercise immediately all rights and remedies under the Credit Agreement and the other Credit Documents and applicable law, including, but not limited to accelerating all of the Obligations under the Credit Agreement and the other Credit Documents, without any further notice to Great Lakes, passage of time or forbearance of any kind.

c) No Waivers; Reservation of Rights.

i. The Secured Parties have not waived, are not by this Amendment waiving, and have no intention of waiving, any breach of the Credit Agreement or other Loan Documents which may be continuing on the date hereof or any breaches thereof which may occur after the date hereof (whether the same or similar to the Specified Breaches or otherwise), and the Secured Parties have not agreed to forbear with respect to any of their rights or remedies concerning any breach (other than, during the Forbearance Period, the Specified Breaches to the extent expressly set forth herein) occurring at any time.

ii. Subject to Section 3(b) above (solely with respect to the Specified Breaches), the Secured Parties reserve the right, in their discretion, to exercise any or all of its rights and remedies under the Credit Agreement and the other Credit Documents as a result of any other breach occurring at any time. The Secured Parties have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, will be construed as a waiver of any such rights or remedies.

4. Covenants. Great Lakes hereby covenants, until the Forbearance Termination Date (provided, that the Obligations of Great Lakes in Section 4(f), 4(g) and 4(h) below shall survive the Forbearance Termination Date and the termination of this Amendment), to continue to comply with the covenants set forth in each of the Third Amendment and the Fourth Amendment, and, in addition, as follows:

a) Great Lakes will pay interest on the Loans under the Credit Agreement at a rate that is two percentage points (2.0%) per annum above the rates of interest otherwise applicable to the Loans. The method, timing, and other terms of payment of such interest shall be as set forth in the Credit Agreement.

b) Great Lakes shall execute a commitment no later than October 31, 2014 with a third party funding or financing source, the terms of which provide that the Obligations of the Secured Parties will be paid in full no later than December 1, 2014 from the proceeds of such financing and conditioned only on the reasonably satisfactory completion of legal documentation (a “Refinancing Commitment”);

c) Great Lakes will continue to retain Huron Consulting (“Huron”) at all times until the Forbearance Termination Date on the terms set forth in the existing engagement letter (or any amendment to, or restatement of, such engagement letter, to the extent such amendment or restatement is acceptable to the Lenders) between Great Lakes and Huron, including without limitation the preparation and delivery of the projections described in clause (c) immediately below, analysis of Great Lakes’ liquidity and working capital, and such other items as either Agent or any Lender may reasonably request; provided, that, Great Lakes shall no longer be required to retain Huron after the date that it enters into a Refinancing Commitment;

d) Great Lakes shall have, at each week ending measurement period, undrawn Availability plus unrestricted cash of at least $1,000,000 (the “Liquidity Covenant”);

e) Great Lakes will deliver to each Lender a thirteen (13) week cash flow projection, prepared by the managers of Great Lakes in consultation with Huron, in form and substance satisfactory to each Lender on each Thursday through the Forbearance Termination Date, together with a certification that the Liquidity Covenant has been satisfied at all times during the Forbearance Period and a description and analysis of any difference between actual cash flow and previous projections with respect to any period.

f) Great Lakes will pay to the Administrative Agent, for the benefit of the Lenders according to their Pro Rata Share of all existing Loans, a forbearance fee in the aggregate amount of $75,000, which fee shall be fully-earned on the date hereof but shall be due and payable on the earlier of (A) the Forbearance Termination Date or (B) the payment in full of the Obligations. The fee described in this clause (d) shall constitute part of the Obligations.

g) Great Lakes will pay to the Lenders, promptly upon receipt of an invoice therefor, their actual out-of-pocket costs and expenses incurred in connection with the meeting that took place on August 20, 2014 in Chicago among the Lenders, Great Lakes and Huron.

h) Great Lakes will pay to counsel for the Agents, promptly upon receipt of an invoice therefor, their reasonable attorneys’ fees and expenses incurred in connection with this Amendment and any other Loan Documents.

5. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agents and the Requisite Lenders, of the following conditions precedent:

(a) the execution and delivery of this Amendment by Great Lakes, the Agents, and the Requisite Lenders;

(b) the representations and warranties set forth in Section 6 hereof shall be true and correct (and Great Lakes hereby certifies, by its signatures below that each of the following are true and correct) as of the date hereof and as of the Fifth Amendment Effective Date; and

(c) other than the Specified Breaches, as of the date hereof, Great Lakes has not breached the Credit Agreement in any respect.

6. Representations and Warranties. Great Lakes hereby represents and warrants to the Agents and each Lender as follows:

(a) Great Lakes is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Great Lakes has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c) the execution, delivery and performance by Great Lakes of this Amendment has been duly authorized by all necessary corporate action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person;

(d) this Amendment constitutes the legal, valid and binding obligation of Great Lakes, enforceable against it in accordance with its terms;

(e) other than the Specified Breaches, Great Lakes has not breached the Credit Agreement in any respect;

(f) all representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date; and

(g) by its signature below, Great Lakes agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in any material respect as of the date when made or deemed made.

7. Reaffirmation. Great Lakes as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which the grants liens or security interests in its property, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents and (ii) ratifies and reaffirms any liens on or security interests in any of its property pursuant to any Loan Document and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Great Lakes hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agents or Lenders, or, except as expressly set forth herein, constitute a waiver of any provision of any of the Loan Documents, or serve to affect a novation of the Obligations.

8. Acknowledgment of Obligations. Great Lakes hereby acknowledges, confirms and agrees that as of the open of business on September 23, 2014, Great Lakes is indebted to the Lenders in respect of the (i) Revolving Loans in the principal amount of $8,521,333, and (ii) Term Loans in the principal amount of $16,200,000. Great Lakes hereby acknowledges, confirms and agrees that all such Loans, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Great Lakes to the Agents and Lenders, are unconditionally owing by Great Lakes to the Agents and Lenders, as applicable, without offset, defense or counterclaim of any kind, nature or description whatsoever.

9. Acknowledgment of Rights; Release of Claims.

a) Great Lakes hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or Agent of any of Great Lakes’ liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and each Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and each Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Loan Documents. Great Lakes, on behalf of itself, any other its successors, assigns and subsidiaries (such Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”) hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Agents, their agents, employees, officers, directors, predecessors, attorneys and all other Persons acting or purporting to act on behalf of or at the direction of the Lenders and Agents (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, Great Lakes, on behalf of itself and the Releasing Parties, waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of each Agent and each Lender to exercise its rights and remedies described in this Amendment; (b) any provision of this Amendment or the other Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Loan Documents on or prior to the date hereof.

b) Great Lakes, on behalf of itself and the Releasing Parties, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by any Releasing Party pursuant to Section 9(a) above. If any Releasing Party violates the foregoing covenant, Great Lakes agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

10. Miscellaneous.

(a) Reference to and Effect on the Loan Documents. Except for the amendments and modifications expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender under any of the Loan Documents, nor constitute a waiver of, or a consent in connection with, any other provision of the Loan Documents. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Credit Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires. Great Lakes agrees that, except as expressly modified hereby, the Credit Agreement and other Loan Documents remain in full force and effect in accordance with their terms and are hereby ratified and reaffirmed.

(b) Costs, Expenses and Taxes. Great Lakes agrees to reimburse the Lenders and each Agent on demand for all out-of-pocket costs, expenses and charges incurred by them in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the fees and expenses of Proskauer Rose LLP) and any other instruments and documents to be delivered hereunder.

(c) Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

(d) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Great Lakes and its successors and assigns and each Agent and Lenders and their successors and assigns.

(f) Acknowledgment of Legal Counsel. Great Lakes represents and warrant to the Agents and Lenders that they (a) understand fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) have been afforded an opportunity to discuss this Amendment with, and have this Amendment reviewed by, such attorneys and other persons as Great Lakes may wish, and (c) have entered into this Amendment and executed and delivered all documents in connection herewith of their own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith. Great Lakes has not relied upon any representation by an Agent and/or any Lender, or any counsel to either Agent and/or any Lender concerning the legal effects of this Amendment or any provision hereof.

(g) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, this Fifth Amendment and Third Forbearance to Credit Agreement has been duly executed as of the date first written above.

GREAT LAKES:

GREAT LAKES AVIATION, LTD.

By:
Name: Title:

FIFTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:

CRYSTAL FINANCIAL LLC

By:
Name: Title:

COLLATERAL AGENT:

GB CREDIT PARTNERS, LLC

By:
Name: Title:

FIFTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:

CRYSTAL FINANCIAL SPV LLC

By:
Name: Title:

CRYSTAL FINANCIAL LLC

By:
Name: Title:

FIFTH AMENDMENT TO CREDIT AGREEMENT

GB CREDIT PARTNERS, LLC

By:
Name: Title:

1903 ONSHORE FUNDING, LLC
By: GB Credit Partners, LLC Its: Investment Manager

By:
Name: Title:

1903 OFFSHORE LOANS SPV LIMITED
By: GB Credit Partners, LLC Its: Investment Manager

By:
Name: Title:

FIFTH AMENDMENT TO CREDIT AGREEMENT